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                                                                     EXHIBIT 3.2

                                  BY-LAW NO. 1

                 A by-law relating generally to the transaction
                         of the business and affairs of

                  NORTH AMERICAN ENERGY PARTNERS INC.

                                    CONTENTS

Part              Description

I        -        Interpretation
II       -        Business of the Corporation
III      -        Borrowing and Securities
IV       -        Directors
V        -        Committees
VI       -        Officers
VII      -        Protection of Directors, Officers and Others
VIII     -        Shares
IX       -        Dividends and Rights
X        -        Meetings of Shareholders
XI       -        Notices
XII      -        Documents in Electronic Form
XIII     -        Effective Date

          BE IT ENACTED as a by-law of NORTH AMERICAN ENERGY PARTNERS INC. (hereinafter referred to as the "Corporation') as follows:



                                     PART I

                                 INTERPRETATION

1.01 Definitions. In the by-laws of the Corporation, unless the context otherwise requires:

"Act" means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended;

"appoint" includes "elect" and vice versa;

"articles" means the articles of incorporation of the Corporation as from time to time amended or restated;

"board" means the board of directors of the Corporation;

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"by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

"meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders; "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

"non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

"recorded address" means in the case of a shareholder, that person's address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, that individual's latest address as recorded in the records of the Corporation;

"regulations" means the regulations enacted pursuant to the Act, as from time to time amended;

"signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section 2.03 or by a resolution passed pursuant thereto;

"unanimous shareholder agreement" means a written agreement among all the shareholders of the Corporation, or among all such shareholders and one or more persons who are not shareholders, or a written declaration of the beneficial owner of all of the issued shares of the Corporation, that restricts, in whole or in part, the powers of the directors to manage the business and affairs of the Corporation, as from time to time amended;

save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and

words importing the singular number include the plural and vice versa; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

                                    PART II

                           BUSINESS OF THE CORPORATION

2.01 Corporate Seal. The Corporation may have one or more different corporate seals which may be adopted or changed from time to time by the board, on which the name of the Corporation appears in the language or one or more of the languages set out in the articles.

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2.02      Financial Year. The financial year of the Corporation shall end on such day in each year as the board may from time to time by resolution determine.

2.03 Execution of Instruments. Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any one of the directors or officers. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal (if any) to any instrument. Any signing officer may certify a copy of any instrument, resolution, by-law or other document of the Corporation to be a true copy thereof.

2.04 Execution in Counterpart. Any articles, notice, resolution, requisition, statement or other document required or permitted to be executed in several documents of like form each of which is executed by all persons required or permitted, as the case may be, to do so, shall be deemed to constitute one document and to bear date as of the date of execution thereof by the last person.

2.05 Banking Arrangements. The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.06 Voting Rights in Other Bodies Corporate. The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such proxies, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers signing or arranging for them. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.07 Withholding Information from Shareholders. No shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which, in the opinion of the board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by the Act or authorized by the board or by resolution passed at a meeting of shareholders.

2.08 Creation and Consolidation of Divisions. The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as

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the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

2.09 Name of Division. Subject to compliance with law, any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business under such name, provided that the Corporation shall set out its corporate name in Legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation.

2.10 Officers of Division. From time to time the board or, if authorized by the board, the chief executive officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board or, if authorized by the board, the chief executive officer, may remove at its or that individual's pleasure any officer so appointed, without prejudice to such officer's rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

                                    PART III

                            BORROWING AND SECURITIES

3.01 Borrowing Power. Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles and any unanimous shareholder agreement, the board may. from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)       borrow money on the credit of the Corporation;

(b) issue, reissue, sell, pledge or hypothecate bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c) give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

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3.02      Delegation. The board may from time to time delegate to a committee of the board, a director or an officer of the Corporation or any other person as may be designated by the board all or any of the powers conferred on the board by section 3.01 or by the Act to such extent and in such manner as the board may determine at the time of each such delegation.

                                     PART IV

                                    DIRECTORS

4.01 Number of Directors and Quorum. Until changed in accordance with the Act, the board shall consist of not less than the minimum and not more than the maximum number of directors provided for in the articles. The directors or the shareholders may by resolution from time to time determine the number of directors to be elected at an annual meeting, within such minimum and maximum. Subject to section 4.08, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the minimum number of directors provided for in the articles or such greater number of directors as the board may from time to time determine.

4.02 Qualification. Unless otherwise provided by the Act, at least twenty-five percent of the directors shall be resident Canadians. However, if at any time there are less than four directors, at least one director must be a resident Canadian. No person shall be qualified for election as a director if such person: (a) is less than 18 years of age; (b) is of unsound mind and has been so found by a court in Canada or elsewhere; (c) is not an individual; or
(d) has the status of a bankrupt. A director need not be a shareholder.

4.03 Election and Term. The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or the shareholders otherwise determine. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue iii office until their successors are elected. Where the shareholders adopt an amendment to the articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors thereby authorized.

4.04 Removal of Directors. Subject to the provisions of the Act, the shareholders may by resolution passed at a meeting specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the board.

4.05 Vacation of Office. A director ceases to hold office when such director dies, is removed from office by the shareholders acting pursuant to the Act, or ceases to be qualified for election as a director, or earlier if such director shall have submitted a written resignation to the Corporation; in which last-mentioned event such director shall cease to hold office at the later of
(i) the time when such written resignation is sent or delivered to the Corporation and (ii) the time, if any, specified in such written resignation as the effective time of such resignation.

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4.06      Vacancies. Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the minimum or maximum number of directors or from a failure of the shareholders to elect the minimum number of directors. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no directors then in office, any shareholder may call the meeting.

4.07 Action by the Board. Subject to any unanimous shareholder agreement, the board shall manage, or supervise the management of, the business and affairs of the Corporation. Subject to sections 4.08 and 4.09, the powers of the board may be exercised by a meeting at which the quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the beard so long as a quorum remains in office. Where the Corporation has only one director, that director may constitute a meeting.

4.08 Canadian Directors Present at Meeting. Unless otherwise provided by the Act, the board shall not transact business at a meeting, other than filling a vacancy in the board, unless at least twenty-five percent of the directors present at the meeting are resident Canadians or, if there are less than four directors, at least one of the directors present is a resident Canadian, except where:

(a) a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communications facilities, the business transacted at the meeting; and

(b) the required number of resident Canadians would have been present had that director been present at the meeting.

4.09 Meeting by Communications Facility. If all the directors of the Corporation consent, a director may, in accordance with the regulations, participate in a meeting of the board, or of a committee of the board, by means of a telephonic, electronic or other communications facility that permits all participants to communicate adequately with each other during the meeting. A director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

4.10 Place of Meetings. Meetings of the board maybe held at any place in or outside Canada.

4.11 Calling of Meetings. Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman of the board, the managing director, the president, the vice-president or any two directors may determine.

4.12 Notice of Meeting. Notice of the time and place of each meeting of the board shall be given in the manner provided in section 11.01 to each director not less than 48

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hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including, if required by the Act, any proposal to:

(a) submit to the shareholders any question or matter requiring approval of the shareholders;

(b) fill a vacancy among the directors or in the office of auditor, or appoint additional directors;

(c)       issue securities;

(d)       issue shares of a series;

(e)       declare dividends;

(f) purchase, redeem or otherwise acquire shares issued by the Corporation;

(g)       pay a commission for the sale of shares;

(h)       approve a management proxy circular;

(i)       approve a take-over bid circular or directors' circular;

(j)       approve any annual financial statements; or

(k)       adopt, amend or repeal by-laws.

4.13 First Meeting of New Board. Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.14 Adjourned Meeting. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.15 Regular Meetings. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.16 Chairman. The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director, president, or a vice-president. If no such officer is present, the directors present shall choose one of their numbers to be chairman.

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4.17      Votes to Govern. At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

4.18 Declaration of Interest. A director or officer who is a party to, or who is a director or officer of, or has a material interest in, any person who is a party to a material contract or material transaction, whether made or proposed, with the Corporation, shall disclose the nature and extent of his or her interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

4.19 Remuneration and Expenses. Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

                                     PART V

                                   COMMITTEES

5.01 Committee of Board. The board may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which, under the Act, a committee of the board has no authority to exercise.

5.02 Transaction of Business. The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside of Canada.

5.03 Advisory Bodies. The board may from time to time appoint advisory bodies.

5.04 Procedure. Unless otherwise determined by the board, each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chairman arid to regulate its procedure.

                                     PART VI

                                    OFFICERS

6.01 Appointment. Subject to any unanimous shareholder agreement, the board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other

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officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 6.02 and 6.03, an officer may but need not be a director and one person may hold more than one office.

6.02 Chairman of the Board. The board may from time to time also appoint a chairman of the board. If appointed, the board may assign to the chairman any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president, and the chairman shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the chairman of the board, the chairman's duties shall be performed and the chairman's powers exercised by the managing director, if any, or by the president.

6.03 Managing Director. The board may from time to time also appoint a managing director who shall be a resident Canadian and a director. If appointed, the managing director shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and the managing director shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

6.04 President. If appointed, the president shall be the chief operating officer and, subject to the authority of the board, shall have general supervision of the business of the Corporation; and the president shall have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office.

6.05 Vice-President. A vice-president shall have such powers and duties as the board or the chief executive officer may specify.

6.06 Secretary. The secretary, as and when requested to do so, shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; the secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; the secretary shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation (if any) and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and the secretary shall have such other powers and duties as the board or the chief executive officer may specify.

6.07 Treasurer. The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; the treasurer shall render to the board whenever required an account of all transactions undertaken and of the

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financial position of the Corporation; and the treasurer shall have such other powers and duties as the board or the chief executive officer may specify.

6.08 Powers and Duties of Other Officers. The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.09 Variation of Powers and Duties. The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.10 Term of Office. The board, in its discretion, may remove any officer of the Corporation, without prejudice to such office's rights under any employment contract. Otherwise each officer appointed by the board shall hold office until such officer's successor is appointed, or until such officer's earlier resignation.

6.11 Terms of Employment and Remuneration. The terms of employment and the remuneration of an officer appointed by the board shall be settled by it from time to time.

6.12 Declaration of Interest. An officer shall disclose his or her interest in any material contract or proposed material contract with the Corporation in accordance with section 4.18.

6.13 Agents and Attorneys. The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the powers to subdelegate) as may be thought fit.

6.14 Fidelity bonds. The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers arid duties, in such form and with such surety as the board may from time to time determine.

                                    PART VII

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01 Limitation of Liability. No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on such individual's part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of such individual's office or in relation thereto; provided that nothing

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                                     - 11 -

herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.02 Indemnity. Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other action or proceeding in which the individual is involved because of such individual's association with the Corporation or other entity, if the individual:

(a) acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the request of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

The Corporation may advance moneys to an individual entitled to indemnification pursuant to this section for the costs, charges and expenses of such proceedings. The Corporation shall also indemnify such person in such other circumstances as the Act requires. Nothing in this by-law shall limit the right of any person entitled to indemnity apart from the provisions of this by-law.

7.03 Insurance. The Corporation may purchase and maintain insurance for the benefit of any individual referred to in section 7.02 against any liability incurred by the individual:

(a) in the individual's capacity as a director or officer of the Corporation; or

(b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the request of the Corporation.

                                    PART VIII

                                     SHARES

8.01 Allotment. Subject to the provisions of the Act, the articles and any unanimous shareholder agreement, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02 Commissions. The board may from time to time authorize the Corporation to pay a commission to any person in consideration of such person purchasing or agreeing

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                                     - 12 -

to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03 Registration of Transfers. Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with an endorsement, which complies with the Act, made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in section 8.05.

8.04 Transfer Agents and Registrars. The board may from time to time appoint one or more agents to maintain, in respect of each class of securities of the Corporation issued by it in registered form, a central securities register and one or more branch securities registers. Such a person may be designated as transfer agent or registrar according to such person's functions and one person may be designated both registrar and transfer agent. The board may at any time terminate such appointment.

8.05 Lien for Indebtedness. If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provision of the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

8.06 Non-recognition of Trusts. Subject to the provisions of the Act, the Corporation may treat the person in whose name a share is registered in the securities register as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share and otherwise to exercise all the rights and powers of an owner.

8.07 Share Certificates. Every holder of one or more shares of the Corporation shall be entitled, at the shareholder's option, to a share certificate, or to a non-transferable written certificate of acknowledgment of such shareholder's right to obtain a share certificate, stating the number and class or series of shares held by such shareholder as shown on the securities register. Such certificates shall be in such form as the board shall from time to time approve. Any such certificate shall be signed in accordance with section
2.03 and need not be under corporate seal; provided that, unless the board otherwise determines, certificates in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

8.08 Replacement of Share Certificates. The board or any officer or agent designated by the board may in its or such person's discretion direct the issue of a new share certificate or certificate of acknowledgment in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding the amount prescribed by regulation for the issuing of a share certificate in respect of a transfer, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.09 Joint Shareholders. If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.10 Deceased Shareholders. In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

                                     PART IX

                              DIVIDENDS AND RIGHTS

9.01 Dividends. Subject to the provisions of the Act and the articles, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

9.02 Dividend Cheques. A dividend payable in money shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his or her recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03 Non-receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.04 Record Date for Dividends and Rights. The board may fix in advance a date, preceding by not more than 60 days, or such other period as may be prescribed by regulation, the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than 7 days before such record date, or such other period as may be prescribed by regulation, in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.05 Unclaimed Dividends. Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                     PART X

                            MEETINGS OF SHAREHOLDERS

10.01 Annual Meetings. The annual meeting of shareholders shall be held at such time in each year and, subject to section 10.03, at such place as the board may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and transacting such other business as may properly be brought before the meeting.

10.02 Special Meetings. The board, the chairman of the board, the managing director or the president shall have power to call a special meeting of shareholders at any time.

10.03 Place of Meetings. Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the province in which the registered office is situate or, if the board shall so determine, at some other place in Canada or, at some place outside Canada if such place is specified in the articles or all the shareholders entitled to vote at the meeting so agree.

10.04 Participation by Electronic Means. If the Corporation chooses to make available a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during a meeting of shareholders, any person entitled to attend such meeting may participate in the meeting by means of such telephonic, electronic or other communication facility in the manner provided by the Act and the regulations. A person participating in a meeting by such means is deemed to be present at the meeting. Notwithstanding any other provision of this by-law, any person participating in a meeting of shareholders pursuant this section who is entitled to vote at that meeting may vote, in accordance with the Act and the regulations, by means of any telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

10.05 Meeting Held by Electronic Means. Notwithstanding section 10.03, if the directors or shareholders of the Corporation call a meeting of shareholders pursuant to the Act, those directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Act and the regulations, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. Notwithstanding any other provision of this by-law, any person participating in a meeting of the shareholders pursuant this section who is entitled to vote at that meeting may vote, in accordance with the Act and the regulations, by means of any telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

10.06 Notice of Meetings. Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 11.01 not more than 60 days nor less than 21 days before the date of the meeting, or within such other period as may be prescribed by regulation, to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

10.07 List of Shareholders Entitled to Notice. For every meeting of shareholders, the Corporation shall prepare within the time specified by the Act a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder. If a record date for notice of the meeting is fixed pursuant to section 10.09, the shareholders listed shall be those registered at the close of business on such record date. If no record date for notice is so fixed, the shareholders listed shall be those registered (a) at the close of business on the day immediately preceding the day on which notice of the meeting is given, or (b) on the day on which the meeting is held where no such notice is given. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.

10.08 List of Shareholders Entitled to Vote. For every meeting of shareholders, the Corporation shall prepare within the time specified by the Act a list of shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the number of shares which each such shareholder is entitled to vote at the meeting. If a record date for voting is fixed pursuant to section 10.10, the shareholders listed shall be those registered at the close of business on such record date. If no record date for voting is so fixed, the shareholders listed shall be those registered at the close of business on the record date for notice fixed pursuant to section 10.09. If no record date for voting is fixed pursuant to section 10.10 and no record date for notice is fixed pursuant to section 10.09, the shareholders listed shall be those registered (a) at the close of business on the day immediately preceding the day on which notice of the meeting is given, or (b) on the day on which the meeting is held where no such notice is given. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.

10.09 Record Date for Notice. The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days, or such other period as may be prescribed by regulation, as a record date for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date shall be given not less than 7 days before such record date, or such other period as may be prescribed by regulation, by newspaper advertisement in the manner provided in the Act. if no record date for notice is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be (a) at the close of business on the day immediately preceding the day on which notice of the meeting is given, or (b) on the day on which the meeting is held where no such notice is given.

10.10 Record Date for Voting. The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days, or such other period as may be prescribed by regulation, as a record date for the determination of the shareholders entitled to vote at the meeting, and notice of any such record date shall be given not less than 7 days before such record date, or such other period as may be prescribed by regulation, by newspaper advertisement in the manner provided in the Act. if no record date for voting is so fixed, the record date for the determination of the shareholders entitled to vote at the meeting shall be at the close of business on the record date for notice fixed pursuant to section 10.09. If no record date for voting is fixed pursuant to this section and no record date for notice is fixed pursuant to section 10.09, the record date for the determination of the shareholders entitled to vote at the meeting shall be (a) at the close of business on the day immediately preceding the day on which notice of the meeting is given, or (b) on the day on which the meeting is held where no such notice is given.

10.11 Meetings without Notice. A meeting of shareholders may be held at any time and place permitted by the Act or the articles or the by-laws without notice or on shorter notice than that provided for herein, and proceedings thereat shall not be invalidated (a) if all the shareholders entitled to vote thereat are present in person or represented or if those not so present or represented have received notice, or before or after the meeting or the time prescribed for the notice thereof, in writing waive notice of or accept short notice of such meeting, and (b) if the auditors and the directors are present or if those not present have received notice or, before or after the meeting or the time prescribed for notice thereof, in writing waive notice of or accept short notice of such meeting. If the meeting is held at a place outside Canada, shareholders not present or represented, but who have waived notice of or accepted short notice of such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.12 Chairman, Secretary and Scrutineers. The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed who is present at the meeting: president, managing director, chairman of the board, or a vice-president who is a director. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

10.13 Persons Entitled to Attend. The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the chairman of the board (if any), the president, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to attend the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.14 Quorum. Subject to the provisions of the Act, a quorum for the transaction of business at any meeting of shareholders shall be 1 person present in person being a shareholder entitled to vote thereat or a duly appointed representative or proxyholder for an absent shareholder so entitled, and holding or representing in the aggregate not less than a majority of the outstanding shares of the Corporation entitled to vote at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

10.15 Right to Vote. Subject to the provisions of the Act as to authorized representatives of any other body corporate or association and restrictions on intermediary voting, for any meeting of shareholders every person who is named in the list of shareholders entitled to vote prepared for purposes of such meeting shall be entitled to vote the shares shown opposite such person's name. For any meeting of shareholders where a list of shareholders entitled to vote has not been prepared for purposes of such meeting, the names of the persons appearing in the securities register at the close of business on the record date for voting as the holders of one or more shares carrying the right to vote, at such meeting, shall be deemed to be the list of shareholders entitled to vote for purposes of such meeting.

10.16 Proxyholders and Representatives. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or such shareholder's attorney and shall conform with the requirements of the Act. Every such shareholder which is a body corporate or association may by resolution of its directors or governing body authorize an individual who need not be a shareholder to represent it at a meeting of shareholders and such individual may exercise on the shareholder's behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting.

10.17 Time for Deposit of Proxies. The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, if it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.18 Joint Shareholders. If two or more persons hold shares jointly, any one of them present in person or represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

10.19 Votes to Govern. At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands, upon a ballot or upon results of electronic voting, the chairman of the meeting shall be entitled to a casting vote.

10.20 Show of Bands. Subject to the provisions of the Act any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of bands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.21 Ballots.On any question proposed for consideration at a meeting of shareholders, and whether or not a show of bands has been taken thereon, the chairman may require a ballot or any person present and entitled to vote on such question at the meeting may demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot If a ballot is taken each person present shall be entitled, in respect of the shares which be or she is entitled' to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.22 Electronic Voting. If the Corporation chooses to make available a telephonic, electronic or other communication facility, in accordance with the Act and the regulations, that permits shareholders to vote by means of such facility then, notwithstanding any other provision of this by-law, any vote may be held, in accordance with the Act and the regulations, entirely by means of such facility.

10.23 Adjournment. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.24 Resolution in Writing. A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

10.25 Only One Shareholder. Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

                                     PART XI

                                     NOTICES

11.01 Method of Giving Notices. Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to such person's recorded address or if mailed to such person at such person's recorded address by prepaid ordinary or air mail or if sent to such person at his or her recorded address by facsimile or if provided in the form of an electronic document in accordance with section 12.01. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; a notice so sent by facsimile shall be deemed to have been given when transmitted; and a notice provided in the form of an electronic document shall be deemed to have been given at the time determined in accordance with section 12.01. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by the secretary to be reliable.

11.02 Notice to Joint Shareholders. If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

11.03 Computation of Time. In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.04     Undelivered Notices. If any notice given to a shareholder pursuant to section 11.01 is returned on two consecutive occasions because such shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until such shareholder informs the Corporation in writing of his or her new address.

11.05 Omissions and Errors. The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non- receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.06 Persons Entitled by Death or Operation of Law. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom such person derives title to such share prior to such person's name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to such person furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

11.07 Waiver of Notice. Any shareholder, proxyholder, other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to such person under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.

                                    PART XII

                          DOCUMENTS IN ELECTRONIC FORM

12.01 Documents in Electronic Form. Subject to any additional conditions set out in section 12.02 below, a requirement under the Act, the regulations or these by-laws to provide a person with a notice, document or other information may be satisfied by the provision of an electronic document, provided that

(a) the addressee has consented, in the manner prescribed by regulation, if any, and has designated an information system for the receipt of electronic documents;

(b) the electronic document is provided to the designated information system, unless otherwise prescribed by regulation and

(c)       any other requirements of the regulations have been complied with.

An addressee may revoke the consent referred to in subsection 12.01 (a) above. Nothing in this Part XII shall require a person to create or otherwise provide an electronic document. Except where a notice, document or other information must be sent to a specific place (such as a registered address), an electronic document need not be sent to the designated information system if (i) the document is posted on or made available through a generally accessible electronic source, such as a web site; and (ii) the addressee is provided with notice in writing of the availability and location of that electronic document. An electronic document shall be considered to have been received when it enters the information system designated by the addressee or if the document is posted on or made available through a generally accessible electronic source, when it is accessed by the addressee.

12.02 Where Documents to be Created in Writing. Where the Act or regulations expressly require that a notice, document or other information be created in writing, such requirement shall be satisfied by the creation of an electronic document provided that, in addition to the conditions set out in section 12.01 above:

(a) the information in the electronic document is accessible so as to be usable for subsequent reference; and

(b)       any other requirements of the regulations have been complied with.

12.03 Where Documents to be Provided in Writing. Where the Act or regulations expressly require that a notice, document or other information be provided in writing, such requirement shall be satisfied by the provision of an electronic document provided that, in addition to the conditions set out in section 12.01 above:

(a) the information in the electronic document is accessible by the addressee and capable of being retained by the addressee, so as to be usable for subsequent reference; and

(b)       any other requirements of the regulations have been complied with.

                                    PART XIII

                                 EFFECTIVE DATE

13.01     Effective Date. This by-law shall be effective when made by the board:

          THE FOREGOING BY-LAW is hereby consented to by all the directors of the Corporation pursuant to the Act, as evidenced by their signatures hereto.

          DATED as of the 17/th/ day of October, 2003.

/s/ Francis S. Callaghan                /s/ John Hawkins
-------------------------------------   ----------------------------------------
Francis S. Callaghan                    John Hawkins

          THE FOREGOING BY-LAW is hereby confirmed by the sole shareholder of the Corporation pursuant to the Act, as evidenced by such shareholder's signature hereto.

          DATED as of the 17/th/ day of October, 2003.

                                        NACG PREFERRED CORP.


                                        By: /s/ R. Kent Wallace
                                           -------------------------------------
                                           R. Kent Wallace
                                           Secretary